May 11, 2023
Blade Air Mobility Reports Financial Results for the First Quarter Ended March 31, 2023

•First quarter ended March 31, 2023 revenue up 70% versus the prior year to $45.3 million
•Short Distance revenue up 148% in Q1 2023 versus the prior year period, reflecting our acquisition of Blade Europe, improvement in Blade Canada, and robust demand and pricing growth in Blade Airport
•MediMobility Organ Transport revenue up 111% in Q1 2023 versus the prior year period, up 24% sequentially versus Q4 2022, driven by the addition of new transplant center clients, robust growth with existing clients, and strong organ transplant market growth
•Flight Profit(1) increased 145% in Q1 2023 versus the prior year period to $7.2 million, driven by growth in Medical, our acquisition of Blade Europe and improved profitability in Blade Canada

NEW YORK — (5/11/2023) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), a technology-powered air mobility platform, today announced financial results for the first quarter ended March 31, 2023.
"We are making exceptional progress on all fronts, resulting in our seventh consecutive quarter with financial results ahead of our expectations," said Rob Wiesenthal, Blade's Chief Executive Officer. "We continue to demonstrate our unique value proposition in Medical through the addition of new customers, while supporting added volume and transport distances amongst our existing customer base. In Passenger, our number one focus remains driving the business to profitability, providing our investors with an asset-light, manufacturer-agnostic play on urban air mobility that is without peer and well-positioned to generate free cash flow, while standing ready to benefit from broader adoption with the commercialization of Electric Vertical Aircraft ("EVA")."
"We continue to demonstrate the leverage of our unique air mobility platform as year-over-year Flight Profit growth significantly exceeded the growth rate in Revenue and Adjusted Corporate Expense," said Will Heyburn, Blade's Chief Financial Officer. "We expect this trend to continue in the coming quarters, resulting in year-over-year Adjusted EBITDA improvement through the balance of the year. Our resilient, flexible and diversified business model, coupled with our strong liquidity position, puts us in a unique position to thrive in any macro environment, while preserving the majority of our capital for opportunistic acquisitions."
"Heading into the busy summer season, we are pleased with our integration progress in Europe and are encouraged by the positive response from customers and partners in the region," said Melissa Tomkiel, Blade's President. "We continue to drive operational efficiencies across both our Passenger and Medical businesses, which will support our continued rapid growth, provide more redundant service for our customers and expand our Flight Profit margins."

(1) See “Use of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First Quarter Ended March 31, 2023 Financial Highlights

GAAP QUARTERLY FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
Revenue	$45,271	$26,630	70.0%
Cost of revenue	38,107	23,707	60.7%

Software development	1,123	835	34.5%
General and administrative	16,257	13,978	16.3%
Selling and marketing	2,611	1,800	45.1%
Total Operating Expenses	58,098	40,320	44.1%
Loss from operations	(12,827)	(13,690)	(6.3)%
Net loss	$(10,192)	$(11,012)	(7.4)%

NON-GAAP QUARTERLY FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022	Change
GAAP Revenue	$45,271	$26,630	70.0%
GAAP Cost of revenue	38,107	23,707	60.7%
Flight Profit	7,164	2,923	145.1%
Flight Margin	15.8%	11.0%	+485	bps
Adjusted Corporate Expense	14,888	10,650	39.8%
Adjusted Corporate Expense as a percentage of Revenue	32.9%	40.0%	-710bps
Adjusted EBITDA	$(7,724)	$(7,727)	—%
Adjusted EBITDA as a percentage of Revenue	(17.1)%	(29.0)%	+1,190	bps

▪Total revenue increased 70.0% to $45.3 million in the current quarter versus $26.6 million in the prior year period. On a pro forma basis, assuming Blade had owned Blade Europe in the comparable prior year period, revenue for the first quarter ended March 31, 2023 would have increased approximately 43.0%(1) on a constant currency basis.
▪Flight Profit(1) increased 145.1% to $7.2 million in the current quarter versus $2.9 million in the prior year period, driven by strong growth in our MediMobility Organ Transport business, growth in Blade Canada, and the contribution from our Blade Europe acquisitions.
▪Flight Margin(1) improved to 15.8% in the current quarter from 11.0% in the prior year period, driven by improved profitability in Blade Canada, outsized growth in MediMobility Organ Transport, and the acquisition of Blade Europe, which has higher Flight Margins versus our historical company average, partially offset by the continued ramp of Blade Airport.
▪Short Distance revenue increased 148.0% to $10.4 million in the current quarter versus $4.2 million in the prior year period. Growth was driven by our acquisition of Blade Europe, the continued rebound in passenger travel in Canada, and strong volume and pricing growth in our Blade Airport service. On a pro forma basis, assuming Blade had owned Blade Europe in the comparable prior year period, Short Distance revenue for the first quarter ended March 31, 2023 would have increased approximately 12.0%(1) on a constant currency basis.
▪MediMobility Organ Transport revenue increased 111.2% to $26.8 million in the current quarter versus $12.7 million in the prior year period, driven by the addition of new transplant center customers, continued growth with existing customers, and strong market demand. Revenue increased 23.7% sequentially in Q1 2023 versus Q4 2022. MediMobility Organ Transport growth was entirely organic given that Blade's acquisition of Trinity Air Medical closed in September 2021.
▪Jet and Other revenue decreased (17.2)% to $8.1 million in the current quarter versus $9.8 million in the prior year period, as expected, primarily due to a normalization in jet charter volume, as well as lower average price per charter trip.
▪Net loss of $10.2 million in the quarter improved versus a net loss of $11.0 million in the prior year period.
▪Adjusted EBITDA(1) was approximately flat at $(7.7) million in the current quarter versus $(7.7) million in the prior year period, and improved as a percentage of revenues to (17.1)% in the current quarter from (29.0)% in the prior year period. The improvement as a percentage of revenues versus the prior year period is attributable to the improvement in Flight Profit, which outpaced growth in Adjusted Corporate Expenses.

Business Highlights and Recent Updates
▪Blade Airport, offering service between Manhattan and both John F. Kennedy International Airport and Newark Liberty International Airport, has continued to show improvement, with the first quarter ended March 31, 2023 revenue increasing approximately 96% versus the prior year period.
▪On March 30, 2023, Blade announced the expansion of its Board of Directors from seven to nine members, and the appointment of two new directors, Andrew Lauck of RedBird Capital Partners ("RedBird") and John Borthwick, CEO of Betaworks. Mr. Lauck was previously named a board observer in January 2023, following the increase of RedBird's ownership stake in Blade to more than 5%, and now serves as a member of the Audit Committee. Mr. Borthwick was previously a board member when Blade was private, and now serves on the Nominating and Corporate Governance Committee.

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Thursday, May 11, 2023 to discuss the results for the first quarter ended March 31, 2023.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Segment Adjusted EBITDA, Corporate Expenses, Adjusted Corporate Expenses, Flight Profit and Pro forma revenue have been reconciled to the nearest GAAP measure in the tables within this press release.
Adjusted EBITDA and Segment Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below). Blade defines

Segment Adjusted EBITDA as segment net income (loss) excluding non-cash items or certain transactions that management does not believe are reflective of our ongoing core operations.
Constant currency - The unaudited interim condensed consolidated financial statements included here are presented in U.S. dollars. However, Blade's international operations give rise to fluctuations in foreign exchange rates. To compare results between periods as if exchange rates had remained constant period-over-period and allow change in revenue to be evaluated without the impact of foreign currency exchange rate fluctuations, Blade has included results in constant currency. These are calculated by applying the current period exchange rates to local currency reported results for both the current and prior year.
Corporate Expenses and Adjusted Corporate Expenses - Blade defines Corporate Expenses as total operating expenses excluding cost of revenue. Blade defines Adjusted Corporate Expenses as Corporate Expenses excluding non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations.
Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, right-of-use ("ROU") asset amortization and internal costs incurred in generating ground transportation revenue using the Company’s owned cars. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide a more accurate measure of the profitability of the Company's flight and ground operations, as they focus solely on the direct costs associated with those operations.
Pro forma revenue - Pro forma revenue gives effect to revenue from acquisitions that occurred after the commensurate period of the prior year as if they had been acquired on the first day of the commensurate period of the prior year. Pro forma change in revenue is calculated as the difference between the current reported GAAP revenue and the comparative period pro forma revenue. Management believes that discussing pro forma revenue contributes to the understanding of Blade's performance and trends, because it allows for comparisons of the current year period to that of prior years, normalized for the impact of acquisitions. Management believes that pro forma change in revenue assists in measuring the underlying revenue growth of our business as it stands as of the end of the current year period, which we believe provides insight into our then-current operations. Pro forma change in revenue does not represent organic revenue generated by our business as it stood at the beginning of the prior year period.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$41,739	$43,296
Restricted cash	2,080	1,127
Accounts receivable	16,462	10,877
Short-term investments	135,209	150,740
Prepaid expenses and other current assets	13,708	12,086
Total current assets	209,198	218,126

Non-current assets:
Property and equipment, net	2,445	2,037
Investment in joint venture	390	390
Intangible assets, net	45,399	46,365
Goodwill	39,890	39,445
Operating right-of-use asset	24,092	17,692
Other non-current assets	1,018	970
Total assets	$322,432	$325,025

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$11,389	$16,536
Deferred revenue	7,788	6,709
Operating lease liability, current	4,029	3,362
Total current liabilities	23,206	26,607

Non-current liabilities:
Warrant liability	6,517	7,083
Operating lease liability, long-term	20,792	14,970
Deferred tax liability	1,716	1,876
Total liabilities	52,231	50,536

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at March 31, 2023 and December 31, 2022. No shares issued and outstanding at March 31, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 72,498,822 and 71,660,617 shares issued at March 31, 2023 and December 31, 2022, respectively.	7	7
Additional paid in capital	380,852	375,873
Accumulated other comprehensive income	3,212	2,287
Accumulated deficit	(113,870)	(103,678)
Total stockholders' equity	270,201	274,489

Total Liabilities and Stockholders' Equity	$322,432	$325,025

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$45,271	$26,630

Operating expenses
Cost of revenue	38,107	23,707
Software development	1,123	835
General and administrative	16,257	13,978
Selling and marketing	2,611	1,800
Total operating expenses	58,098	40,320

Loss from operations	(12,827)	(13,690)

Other non-operating income (expense)
Interest income, net	1,954	264
Change in fair value of warrant liabilities	566	2,550
Realized loss from sales of short-term investments	(81)	(136)
Total other non-operating income	2,439	2,678

Loss before income taxes	(10,388)	(11,012)

Income tax benefit	(196)	—

Net loss	$(10,192)	$(11,012)

Net loss per share:
Basic	$(0.14)	$(0.16)
Diluted	$(0.14)	$(0.16)
Weighted-average number of shares outstanding:
Basic	71,992,771	70,774,138
Diluted	71,992,771	70,774,138

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities:
Net loss	$(10,192)	$(11,012)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,652	1,145
Stock-based compensation	3,221	2,098
Change in fair value of warrant liabilities	(566)	(2,550)
Realized loss from sales of short-term investments	81	136
Realized foreign exchange (gain)/loss	5	(5)
Accretion of interest income on held-to-maturity securities	(1,386)	—
Deferred tax benefit	(196)	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,621)	(1,705)
Accounts receivable	(5,585)	(465)
Other non-current assets	(42)	(648)
Operating right-of-use assets/lease liabilities	77	1
Accounts payable and accrued expenses	(3,383)	2,636
Deferred revenue	1,080	304
Net cash used in operating activities	(16,855)	(10,065)

Cash Flows From Investing Activities:
Purchase of property and equipment	(646)	(437)
Purchase of short-term investments	(121)	(265)
Proceeds from sales of short-term investments	16,000	11,699
Purchase of held-to-maturity investments	(130,145)	—
Proceeds from maturities of held-to-maturity investments	131,187	—
Net cash provided by investing activities	16,275	10,997

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	54	21
Taxes paid related to net share settlement of equity awards	(81)	(5)
Net cash (used in) / provided by financing activities	(27)	16

Effect of foreign exchange rate changes on cash balances	3	3
Net increase (decrease) in cash and cash equivalents and restricted cash	(604)	951
Cash and cash equivalents and restricted cash - beginning	44,423	3,225
Cash and cash equivalents and restricted cash - ending	$43,819	$4,176

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$41,739	$2,496
Restricted cash	2,080	1,680
Total	$43,819	$4,176

Key Metrics and Non-GAAP Financial Information

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Passenger segment
Short Distance	$10,425	$4,203
Jet and Other(1)	8,079	9,752
Total	$18,504	$13,955

Medical segment
MediMobility Organ Transport(1)	$26,767	$12,675
Total	$26,767	$12,675

Total Revenue	$45,271	$26,630
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REPORTED REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

The following unaudited pro forma financial information presents what our revenue would have been if the Blade Europe business had been acquired on January 1, 2022. As a result, pro forma revenue includes revenue generated during periods when we did not yet own the acquired business. This unaudited pro forma financial information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisition had occurred on that date, nor the results that may be obtained in the future.

Three months ended March 31, 2023
	Total	Short Distance	Jet and Other	MediMobility Organ Transport
Reported Revenue three months ended March 31, 2022	$26,630	$4,203	$9,752	$12,675
Impact of Blade Europe	5,294	5,294	—	—
Pro forma Revenue	$31,924	$9,497	$9,752	$12,675

Reported Revenue three months ended March 31, 2023	$45,271	$10,425	$8,079	$26,767
Pro forma change in revenue	42%	10%	(17)%	111%

Impact of foreign currency translation	(1)%	(2)%	**	**
Pro forma constant currency change in revenue	43%	12%	(17)%	111%
** Percentage not applicable

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended March 31,
	2023	2022
Seats flown – all passenger flights	28,550	18,494

BLADE AIR MOBILITY, INC.
REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED CORPORATE EXPENSES, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022
GAAP Revenue	$45,271	$26,630
GAAP Cost of Revenue	38,107	23,707
Flight Profit	7,164	2,923
Flight Margin	15.8%	11.0%
Adjusted Corporate Expense	14,888	10,650
Adjusted Corporate Expense as a percentage of Revenue	32.9%	40.0%
Adjusted EBITDA	$(7,724)	$(7,727)
Adjusted EBITDA as a percentage of Revenue	(17.1)%	(29.0)%

BLADE AIR MOBILITY, INC.
SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022
Passenger	$18,504	$13,955
Medical	26,767	12,675
Total Revenue	$45,271	$26,630

Passenger	$2,812	$689
Medical	4,352	2,234
Total Flight Profit	$7,164	$2,923

Passenger	15.2%	4.9%
Medical	16.3%	17.6%
Total Flight Margin	15.8%	11.0%

Passenger	$(3,055)	$(2,609)
Medical	1,880	951
Total Segment Adjusted EBITDA	(1,175)	(1,658)
Adjusted unallocated corporate expenses and software development	(6,549)	(6,069)
Total Adjusted EBITDA	$(7,724)	$(7,727)

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND LOSS FROM OPERATIONS
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$45,271	$26,630
Cost of revenue (1)	(38,107)	(23,707)
Flight Profit	$7,164	$2,923
Flight Margin	15.8%	11.0%

Flight Profit	$7,164	$2,923
Reconciling items:
Software development	(1,123)	(835)
General and administrative	(16,257)	(13,978)
Selling and marketing	(2,611)	(1,800)
Loss from operations	$(12,827)	$(13,690)
__________
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, ROU asset amortization and internal costs incurred in generating organ ground transportation revenue using the Company's owned cars.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED CORPORATE EXPENSES
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$45,271	$26,630

Total operating expenses	58,098	40,320
Subtract:
Cost of revenue	38,107	23,707
Corporate Expenses	$19,991	$16,613
Corporate Expenses as percentage of Revenue	44.2%	62.4%
Adjustments to reconcile Corporate Expenses to Adjusted Corporate Expenses
Subtract:
Depreciation and amortization	1,652	1,145
Stock-based compensation	3,221	2,098
Legal and regulatory advocacy fees (1)	423	1,747
Executive severance costs	146	—
Contingent consideration compensation (earn-out) (2)	(339)	—
M&A transaction costs	—	973
Adjusted Corporate Expenses	$14,888	$10,650
Adjusted Corporate Expenses as percentage of Revenue	32.9%	40.0%
__________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents the credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in 2023 in respect of 2022 results.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss	$(10,192)	$(11,012)

Depreciation and amortization	1,652	1,145
Stock-based compensation	3,221	2,098
Change in fair value of warrant liabilities	(566)	(2,550)
Realized loss from sales of short-term investments	81	136
Interest income, net	(1,954)	(264)
Income tax benefit	(196)	—
Legal and regulatory advocacy fees (1)	423	1,747
Executive severance costs	146	—
Contingent consideration compensation (earn-out) (2)	(339)	—
M&A transaction costs	—	973
Adjusted EBITDA	$(7,724)	$(7,727)
Adjusted EBITDA as a percentage of Revenue	(17.1)%	(29.0)%

BLADE AIR MOBILITY, INC.
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO SEGMENT ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	Passenger	Medical	Corporate expenses and software development	Passenger	Medical	Corporate expenses and software development
Segment net income (loss)	$(5,118)	$1,637	$(6,711)	$(5,516)	$522	$(6,018)
Reconciling items:
Depreciation and amortization	1,134	466	52	734	376	35
Stock-based compensation	360	116	2,745	426	53	1,619
Change in fair value of warrant liabilities	—	—	(566)	—	—	(2,550)
Realized loss from sales of short-term investments	—	—	81	—	—	136
Interest income, net	—	—	(1,954)	—	—	(264)
Income tax benefit	—	—	(196)	—	—	—
Legal and regulatory advocacy fees (1)	423	—	—	1,747	—	—
Executive severance costs	146	—	—	—	—	—
Contingent consideration compensation (earn-out) (2)	—	(339)	—	—	—	—
M&A transaction costs	—	—	—	—	—	973
Segment Adjusted EBITDA	$(3,055)	$1,880	$(6,549)	$(2,609)	$951	$(6,069)
__________
(1) Represents certain legal and regulatory advocacy fees for matters (primarily the proposed restrictions at East Hampton Airport and the potential operational restrictions on large jet aircraft at Westchester Airport) that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. It is worth noting that we do not anticipate incurring any further legal fees related to the Westchester litigation.
(2) Represents the credit recorded in connection with the settlement of the equity-based portion of Trinity's contingent consideration that was paid in 2023 in respect of 2022 results.

BLADE AIR MOBILITY, INC.
LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Product Line:
Short Distance	$51,208	$10,425	$9,418	$20,402	$10,963
Jet and Other	27,682	8,079	7,081	5,101	7,421
MediMobility Organ Transport	85,871	26,767	21,636	20,219	17,249
Total Revenue	$164,761	$45,271	$38,135	$45,722	$35,633

12

About Blade Air Mobility
Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance, results of operations, business and capital deployment strategies and plans, customer behavior, competitive position, industry environment and growth opportunities, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; the impact of the COVID-19 pandemic and its related effects, failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Ravi Jani
investors@blade.com